BY-LAWS OF
TAYCO DEVELOPMENTS, INC.

ARTICLE I. SHAREHOLDERS' MEETING

ANNUAL MEETING

Section 1. An annual meeting of the shareholders shall be held for the election of directors and the transaction of such other business as may properly come before the meeting which may be held within or without the State of New York at any time within six (6) months after the end of the fiscal year as shall be fixed by the Board of Directors. For purposes of giving written notice to shareholders of each annual meeting of shareholders, the Board of Directors shall fix a record date for purposes of determining those shareholders entitled to vote on any matters brought before the meeting, which date shall be not less than 10 nor more than 60 days before the date of the meeting; and the notice shall be given, personally or by mail, stating the date and time when and the place where the meeting is to be held. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless he shall previously have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address designated in such request.

         The order of business shall be as follows:

1.	Roll call
2.	Proof of notice of meeting or waiver of notice
3.	Reading of minutes of preceding meeting
4.	Reports of officers
5.	Reports of committees
6.	Election of inspectors of election
7.	Election of Directors
8.	Unfinished business
9.	New business

SPECIAL MEETINGS

Section 2. Special meetings of shareholders may be called at any time by the Board of Directors. The Board of Directors shall also, in like manner, call a special meeting of the shareholders at the written request of the holders of fifty-one percent (51%) of the shares then outstanding and entitled to vote thereat; however, the Board of Directors shall be entitled to verify the accuracy of the supporting documentation calling for said special meeting prior to issuing any written notice of meeting. For purposes of giving written notice to shareholders of any special meeting of shareholders, the Board of Directors shall fix a record date for purposes of determining those shareholders entitled to vote on any matters brought before the meeting, which date shall be not less than 10 nor more than 60 days before the date of the meeting; and the notice shall be given, personally or by mail, stating the date and time when and the place where the meeting is to be held.

Notice of a special meeting of shareholders shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. At any such special meeting only such business may be transacted as is specified in the notice of meeting. If mailed, such notice shall be directed to each such shareholders at his address, as it appears on the records of the shareholders of the Corporation, unless he shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

WAIVER

Section 3. Notwithstanding any provision of the foregoing Sections, a meeting of the shareholders may be held at any time and at any place within the State of New York, and any action may be taken thereat, if notice and lapse of time be waived in writing by every shareholder having the right to vote at such meeting.

QUORUM

Section 4. The presence, in person or by proxy, of the holders of a majority of the outstanding stock entitled to vote shall be necessary to constitute a quorum for the transaction of business, except at special meetings held for the election of directors, but a lesser number may adjourn to some future time not less than six (6) nor more than twenty (20) days later, and the Secretary shall thereupon mail notice of the adjournment at least three (3) days before the adjourned day to each shareholder entitled to vote who was absent from such meeting.

INSPECTORS OF ELECTION

Section 5. Three inspectors of election shall be elected by a majority of shareholders entitled to vote at the first annual shareholders' meeting and at each subsequent annual meeting, who shall act as inspectors of election at the next succeeding annual meeting and all special meetings held between the meeting at which they are elected and the next annual meeting.

VOTING

Section 6. All voting at shareholders' meetings shall be by ballot, each of which shall state the name of the shareholder voting and the number of shares voted by him, and, if cast by proxy, the name of the proxy.

ADVANCE NOTICE

Section 7. At any meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Corporation who is a shareholder of record at the time of the giving of notice provided in this Section, and entitled to vote at such meeting, and who complies with all notice procedures set forth in this Section. For business to be properly brought before a meeting of shareholders by a shareholder, the shareholder shall have given timely notice thereof in writing to the Secretary. "Timely," for purposes of this Section, shall mean that the notice shall be delivered to, or mailed by first class United States mail, postage prepaid and received at, the principal executive office of the Corporation not less than 30 days prior to the meeting; provided however, that should less than 40 days' notice or prior public disclosure of the date of the meeting be given or made to shareholders, such written notice from the shareholder must be delivered or mailed and presented not later than the close of business on the 10th day following the day on which the notice of meeting was mailed, or such public disclosure was made, whichever first occurs.

Each notice referred to in the preceding paragraph shall set forth, as to each matter the shareholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or the By-laws, the specific text of the proposed amendment; (b) the name and the business and residence address of the shareholder or shareholders proposing such business; (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder or shareholders; and (d) a brief description of the material interest, if any, of such shareholder in such business.

Notwithstanding anything in these By-laws to the contrary, any reference in any notice of meeting of the shareholders referring to the transaction of "other business" shall be limited to procedural matters only, and no item of business shall be conducted at a shareholders' meeting, except in accordance with this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that the item of business was not properly brought before the meeting or in accordance with this Section, and, if the Chairman should so determine, shall declare that such item of business shall not be transacted.

Section 8. Nominations for the election of directors may be made by a shareholder entitled to vote for the election of directors only in accordance with these By-laws. Such nominations must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary at the principal executive office of the Corporation not less than 30 days prior to any meeting of the shareholders called for the election of directors; provided, however, that should less than 40 days' notice or prior public disclosure of the date of the meeting be given or made to shareholders, such written nomination by a shareholder must be delivered or mailed and presented not later than the close of business on the 10th day following the day on which the notice of meeting was mailed or such public disclosure was made, whichever first occurs.

Each notice referred to in the preceding paragraph shall set forth, (a) as to each nominee proposed in such notice, such person's name, age, business address and if, known, residence address, together with all information regarding such person as would be required to be disclosed in a proxy statement soliciting proxies for election of directors filed pursuant to Regulation 14A of the Securities and Exchange Commission under the Securities Exchange Act of 1934; (b) the name, business and residence addresses and number of shares of the Corporation's capital stock beneficially owned by each person making the nomination or nominations; and (c) a description of all arrangements or understandings between each such shareholder and any nominee or any other person or persons (naming such person or persons) in connection with or relating to the making of the nomination or nominations to serve on the Board of Directors, if elected.

The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures set forth in this Section, and, if the Chairman should so determine, shall declare the nomination defective and to be disregarded.

Section 9. The Board of Directors may, from time to time, adopt other rules of conduct and modify the proxy review guidelines for shareholder meetings (the "Guidelines"). If any provision of the Guidelines shall conflict with the Certificate of Incorporation of the Corporation or with these By-laws, the Certificate of Incorporation or these By-laws, as the case may be, shall control.

ARTICLE II. DIRECTORS

QUALIFICATIONS

Section 1. The business of the Corporation shall be managed by its Board of Directors, all of whom shall be of full age and at least one of whom shall be a citizen of the United States and a resident of the State of New York. Directors need not be shareholders of the Corporation.

ELECTION AND TERM

Section 2. The Directors shall be chosen annually at the annual shareholders' meeting by a plurality of the votes at such election, and each of such directors shall serve for a term of one year, or until his successor has been elected.

DUTIES

Section 3. The Directors, acting as a board regularly convened shall manage and conduct the business of the Corporation, and in the transaction of business the act of a majority of a quorum present at a meeting duly assembled shall be the act of the Board. The Directors may adopt rules and regulations for the conduct of their meetings and the management of the business which are not inconsistent with these By-laws or any provision of law.

MEETINGS OF THE BOARD

Section 4. (a) Regular Meetings: A regular meeting of the Directors shall be held immediately following the annual shareholders' meetings and no notice thereof need be given.

(b) Special Meetings: Special meetings of the Directors may be called by the President at any time. Upon written demand therefor by two Directors, the President or Secretary shall immediately call a special meeting of the Directors. Notice of special meetings stating the time and place of the meeting shall be served not less than one (1) day nor more than ten (10) days prior to said meeting.

Notice of a special meeting need not be given to any Director who submits a signed waiver of notice whether before or after a meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

A notice, or waiver of notice, need not specify the purpose of any special meeting of the Board of Directors.

(c) Quorum and Voting: A majority of the Board of Directors at a meeting duly assembled shall be necessary to constitute a quorum for the transaction of business. Each director shall be entitled to only one vote.

(d) Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar equipment, which allows all persons participating in the meeting to hear each other at the same time. Participation by such persons shall constitute presence in person at such meeting.

(e) Order of Business: The business of meetings of the Board shall be transacted in such order as the Board shall determine by resolution.

COMPENSATION

Section 5. Each member of the Board of Directors shall be compensated for his attendance at meetings of the Board of Directors, or of any committee thereof, in the manner and to the extent determined from time to time by action of the Board.

VACANCIES, RESIGNATIONS AND REMOVAL

Section 6. Directors may resign at any time, such resignation to be effective immediately upon filing a written resignation with the Secretary or Assistant-Secretary.

Any vacancy which occurs on the Board of Directors by death, resignation, removal or otherwise, shall be filled by a majority of Directors remaining at a special meeting of the Directors to be called for that purpose within thirty (30) days after such vacancy occurs. The Director thus chosen shall serve until the next annual meeting of shareholders, or until his successor shall be elected.

In the event that the entire Board shall die, resign or otherwise cease to hold office, Directors may be elected to succeed them until the next annual shareholders' meeting, at a special meeting, called by any shareholder of record entitled to vote, in the same manner that the annual shareholders' meeting is called.

ARTICLE III. OFFICERS

ELECTION

Section 1. The Board of Directors, immediately after the annual meeting of the shareholders, shall elect a President, Vice-President, Secretary and Treasurer. Any two (2) or more offices may be held by the same person, except for the office of President and Secretary. Directors may elect an Assistant Treasurer, a General Manager, and such other officers as the needs of the Corporation may, from time to time require. All officers shall serve for one year or until the next annual election of Directors, subject to the power of the Directors to remove any officer, at pleasure, by majority vote.

PRESIDENT

Section 2. The President shall preside at all meetings of the Board of Directors, and shall act as temporary chairman at, and call to order, all meetings of the shareholders. He shall sign the certificates of stock; sign and execute all contracts in the name of the Corporation (except contracts to which he is individually a party, which contracts shall be signed, in the name of the Corporation, by the Vice-President); and, subject to the approval of the Board of Directors, have general supervision of the affairs of the Corporation.

VICE-PRESIDENT

Section 3. The Vice-President shall, in the absence or incapacity of the President, perform the duties of that officer.

SECRETARY

Section 4. The Secretary shall keep the minutes of the meetings of the Directors and shareholders; shall attend to the serving of notices of meetings of the Directors and shareholders; shall affix the seal to all certificates of stock, and to such other papers as may require it. He shall sign all certificates of stock and have charge of the certificate book, and of such other books and papers as the Board may direct; shall attend to such correspondence as may be assigned to him, and shall perform all the duties incidental to his office.

TREASURER

Section 5. The Treasurer shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks as the Directors may designate. He shall sign all checks, drafts, notes and orders for the payment of money. He shall at all reasonable hours exhibit his books and accounts to any director upon application at the office of the Corporation during business hours. He shall render a statement of the condition of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him and a full financial report at the annual meeting of the shareholders. He may be required by the Board of Directors to give such bonds as they shall determine for the faithful performance of his duties.

OTHER OFFICERS

Section 6. Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

ARTICLE IV. CAPITAL STOCK

PAYMENTS

Section 1. All payments for stock in the Corporation shall be received by the Treasurer.

CERTIFICATES

Section 2. Certificates of stock shall be bound in a book, shall be numbered and issued in consecutive order, shall be signed by the President or Vice President and the Secretary or Treasurer, under the Corporate Seal, and in the stub of each certificate shall be entered the name of the person owning the shares represented thereby, the number of such shares and the date of issue. All certificates exchanged or returned to the Corporation shall be marked canceled, with the date of cancellation, by the Secretary, and shall be immediately pasted to the stubs in the certificate books from which they were detached when issued.

TRANSFERS

Section 3. Transfers of shares shall be made on the books of the Corporation by the holder in person or by power of attorney duly executed and witnessed and filed with the Secretary of the Corporation and on surrender of the certificate of such shares.

DIVIDENDS

Section 4. Dividends shall be declared by the Board of Directors from surplus profits, whenever in their discretion the condition of the Corporation warrants the same.

Section 5. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period of not less than ten (10) nor more than sixty (60) days before any shareholders' meeting, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock. Provided, however, that in lieu of closing the stock transfer books as aforesaid the Board of Directors may in its discretion fix a time not less than ten (10) nor more than sixty (60) days before the date of any meeting of shareholders, or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, or the date fixed for the payment of any dividend or for the delivery of evidences of rights or evidences of interests arising out of any change, conversion or exchange of capital stock, as the time as of which shareholders entitled to notice of and to vote at such meeting or whose consent or dissent is required or may be expressed for any purpose or entitled to receive any such dividend, distribution, rights or interests shall be determined; and all persons who are holders of record of voting stock at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be, and only shareholders of record at the time so fixed shall be entitled to receive such dividend, distributions, rights or interests.

ARTICLE V. AMENDMENTS

Section 1. The By-laws of the Corporation may be amended, added to, rescinded or repealed at any meeting of the shareholders, provided notice of the proposed change is given in the notice of the meeting. Subject to the power of the shareholders to alter, amend or repeal any By-laws made by the Board of Directors, the Board of Directors at any meeting thereof may make additional By-laws for the Corporation and may from time to time amend, add to, rescind or repeal these By-laws.

ARTICLE VI. SEAL

       The Seal of the Corporation shall be as follows:

            Impression of Seal

ARTICLE VII. INDEMNITY

Section 1. Any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Corporation or of any corporation which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

ARTICLE VIII. FISCAL YEAR

Section 1. The fiscal year of the Corporation shall be the 12 months ending May 31 of each year or such other twelve month period as may from time to time be prescribed by the Board of Directors.

APPENDIX A

Adopted: March 28, 2001

TAYCO DEVELOPMENTS, INC.

____________________

PROXY REVIEW GUIDELINES

TABLE OF CONTENTS

ARTICLE	TITLE	PAGE
I	General Rules	A-2
II	Guardians and Minors	A-3
III	Joint Owners	A-3
IV	Fiduciaries	A-4
V	Banks and Trust Companies	A-4
VI	Conservators or Committees	A-4
VII	Receivers	A-5
VIII	Pledgees and Pledgors	A-5
IX	Corporations, Associations, Etc.	A-5
X	Partnerships	A-5
XI	Nominee Proxies	A-5
XII	Broker's Proxies	A-6
XIII	Dates and Postmarks	A-6
XIV	Conflict of Law	A-7

PROXY REVIEW GUIDELINES

These guidelines are adopted to favor an interpretation giving validity to proxies and avoiding disenfranchisement of shareholders. The intent of a shareholder, when discernible, shall prevail. In applying these guidelines, the inspectors of election shall act accordingly. Any matter not covered herein shall be so determined as to further, where possible, the validity of shareholders' proxies. "Proxy" shall be deemed to include "Power of Attorney'' as well as "Proxy''.

I. GENERAL RULES

1.01 Any proxy bearing a handwritten or hand printed signature or signed by stamped, typewritten, or facsimile signature is presumptively valid.

1.02 Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission in lieu of the original writing or transmission shall be presumptively valid provided that such copy, facsimile, telecommunication or other reliable reproduction (1) is a complete reproduction of the entire original writing or transmission; and (2) either sets forth or is submitted with information from which it can be reasonably determined by the inspectors of election that it was authorized by the shareholders.

1.03 Proxies may be signed in pencil.

1.04 Changes or variations in spelling as between the registered name of the shareholder and his indicated signature will not void the proxy, if the name as signed is phonetically similar to the name as registered.

1.05 The addition of an address different from that appearing in the stock register will not void the proxy.

1.06 Titles such as Mr., Mrs., Miss, or Doctor or equivalent may be added or omitted and, even if included in the registered name, need not be included in the indicated signature.

1.07 Initials may be used for first and/or middle names, and an initial may be added or omitted and names may be used for the first and/or middle initial. The proxy will not be voided merely because a middle initial differs from a middle initial appearing on the stock records.

1.08 The addition or omission of Jr. or Sr. or Roman or Arabic numerals after the signature will not render the proxy void.

1.09 Where the shareholder's name is signed by someone other than the shareholder, the proxy is presumptively valid if the signer has designated his capacity as attorney, power of attorney, attorney in fact, relative (such as parents, brother, or uncle), agent, per, by, or any abbreviation of any of the foregoing.

1.10 All shareholders shall be presumed to have voted all the shares registered in their respective names (although appearing in more than one account and different addresses in the same community on the record of shareholders) which they are entitled to vote, in the absence of any indication to the contrary. A broker or nominee proxy which does not specify or otherwise limit the proxy to a designated number of shares shall be valid for the total number of shares registered in the name of such broker or nominee and held for its account by any depositary which has submitted an omnibus proxy.

1.11 A power of attorney or proxy will be sufficient to confer authority to execute another power of attorney or proxy even though it contains no power of substitution.

1.12 Where shares are registered in the name of a fiduciary, even absent a fiduciary designation as part of the signature, the proxy will be valid.

1.13 The designation of the capacity of any signatory is acceptable in any language.

1.14 Where shares are held in the name of a shareholder, both in his individual capacity and in some fiduciary or other representative capacity, any single proxy shall be deemed as voting the shares in all capacities, unless otherwise indicated.

1.15 Unless otherwise indicated in the proxy, any proxy shall be deemed to vote all shares of stock which the person executing the proxy is entitled to vote as record holder or otherwise.

1.16 Where a woman signs her married name to a proxy, and the stock is registered in her maiden name, or vice versa, the proxy will be valid. If the registered surname and the surname in the signature differ, the inspectors of election may assume the variation is the result of change in marital status.

II. GUARDIANS AND MINORS

2.01 Shares registered in the name of a guardian or custodian may be voted by such guardian or custodian, or by the beneficial owner.

2.02 Shares registered in the name of a shareholder under the guardianship or custodianship of a designated person may be voted either by such guardian or custodian, or by such shareholder.

III. JOINT OWNERS

3.01 Shares held by two or more persons, whether as joint tenants, tenants in common, tenants by the entirety, members of a partnership, owners of community property, or otherwise, may be voted in person or by proxy by any of such persons. If more than one of such persons shall vote such shares, the vote of the majority shall be binding, or if evenly divided, then the vote shall be divided among them in proportion to the number of such persons voting in person or by proxy, even though the name of one of the signers does not appear as a record holder.

3.02 Where the surnames are identical, they need not be repeated in the signature -- for example, a proxy in the names of "John Jones and Mary Jones'' will be valid if signed "John and Mary Jones'' or "Mr. and Mrs. John Jones''.

IV. FIDUCIARIES

4.01 Shares held by an administrator, executor, guardian, committee, curator, trustee, agent, attorney, personal representative, or other fiduciary, or by two or more persons having the same fiduciary relationship respecting the same shares, may be voted by him or them, either in person or by proxy as provided in this Section IV without transfer of such shares into his or their name, provided that evidence of such representative capacity is produced.

4.02 Assuming compliance with 4.01 above, a proxy signed by any such person which does not indicate the name of the person for whom he is acting, even though the name of the signer does not appear on the shareholder list on the record date, will be valid.

4.03 Where shares are held by more than one of the persons referred to in this Section IV, the shares shall be voted as determined by a majority of such persons, except that (1) if they be equally divided as to a vote, the vote of the shares shall be divided equally, and (2) if only one such person shall vote, either in person or by proxy, such vote shall be sufficient to vote all the shares.

V. BANKS AND TRUST COMPANIES

5.01 Where a proxy is executed by a bank or trust company, it need only be signed in such name as registered, and when so executed, shall be deemed properly executed without supporting evidence of corporate authority or identity of the person signing. No corporate seal, attestation, copy of by-laws, resolution conferring authority or proof of identity is necessary. Where the name of the bank or trust company appears on the face of the proxy, failure to repeat such name as part of the signature or to indicate the capacity of the signatory will not invalidate the proxy.

VI. CONSERVATORS OR COMMITTEES

6.01 Shares standing in the name of a conservator or committee may be voted by such conservator or committee or by the beneficial owner, either in person or by proxy.

6.02 Shares registered in the name of a shareholder under the conservatorship of a designated person may be voted by such conservator or by such shareholder.

6.03 Shares registered in the name of a shareholder, in care of a person designated as conservator, may be voted by such conservator or by such shareholder.

VII. RECEIVERS

7.01 Shares registered in the name of a receiver may be voted by such receiver whether or not he designates himself as such.

VIII. PLEDGEES AND PLEDGORS

8.01 The vote of any person whose stock is pledged shall be valid unless in the transfer by the pledgor on the books of the Corporation such person has expressly empowered the pledgee to vote thereon, in which case only the vote of the pledgee or his proxy shall be valid.

IX. CORPORATIONS, ASSOCIATIONS, ETC.

9.01 A proxy representing shares registered in the name of a corporation, association, church, religious, education, charitable, fraternal or social organization, foundation, society, pension, retirement, profit sharing or other similar plan, or group, or governmental unit, or political group is valid if it bears the handwritten, hand printed, typed, facsimile or stamped signature of the registered holder even though the name of the person signing on behalf of the registered holder does not appear. Proxies apparently executed in the name of any of the foregoing entities shall be valid. If the name of the shareholder is not handwritten, hand printed, typed, in facsimile or stamped, but such proxy is so signed by an officer or other person purporting to act in behalf of such shareholder, the proxy shall be valid. No corporate seal, attestation, or copy of by-laws or resolution conferring authority is necessary. Where the shareholder's name appears on the face of the proxy, failure to repeat such name as part of the signature will not invalidate the proxy.

X. PARTNERSHIPS

10.01 Where shares are registered in the name of a partnership, proxies bearing handwritten, hand printed, typed, facsimile, or stamped signatures in the partnership name only, or signed in the partnership name will be valid. Where the shareholder's name appears on the face of the proxy, failure to repeat such name as part of the signature will not invalidate the proxy.

10.02 A proxy representing shares in the name of an investment club and signed either by an individual, in his own name (without designation or any title or authority), or signed with solely the name of the investment club, is valid.

XI. NOMINEE PROXIES

11.01 A nominee proxy may be signed in the name of the nominee as registered, whether an individual, partnership or corporation, without requiring the signature of an individual as a partner or as an officer. A nominee proxy may also be signed by an individual without repeating the nominee name or without indicating his capacity or source of authority.

11.02 A proxy signed by a nominee bearing one account number or other identifying number or symbol will not revoke any other proxy signed by the same nominee bearing a different account number or other identifying number or symbol.

11.03 Where (1) the total number of shares represented by proxy submitted by a single nominee exceeds the total of shares registered in the name of that nominee, or (2) where in the opinion of the inspectors of election any other inconsistency or ambiguity exists with respect to the number of, or manner in which, shares are voted by a nominee, the inspectors may, if they deem it advisable, procure such information from such nominee or otherwise as the inspectors may deem sufficient to determine the manner in which it was intended that the shares be voted by such nominee.

XII. BROKER'S PROXIES

12.01 All proxies received from a broker, which specify a designated number of shares, will be counted regardless of date, provided the total number of shares represented by such proxies do not exceed the total number of shares registered in the name of such broker or its nominees. No proxy or proxies received from a broker shall be deemed to revoke any prior proxy or proxies unless there is specific language to that effect in addition to the printed language of the proxy form. Any such proxy which shall, by such specific language in addition to the printed language of the proxy form, revoke any prior proxy or proxies, shall be deemed effective only with respect to the shares voted by such proxy.

12.02 Where (1) the total number of shares represented by proxies submitted by a single broker exceeds the total number of shares registered in the name of such broker or its nominees, or (2) where in the opinion of the inspectors of election any other inconsistency or ambiguity exists with respect to the number of, or manner in which, shares are voted by a broker, the inspectors may, if they deem it advisable, procure such information from such broker or otherwise, as the inspectors may deem sufficient to determine the manner in which it was intended that the shares be voted by such broker. Notwithstanding anything preceding to the contrary, no broker non-votes will be counted for any item.

XIII. DATES AND POSTMARKS

13.01 No printed proxy shall be deemed valid unless the printed form requests (by format or direction) that the shareholder to sign and date the proxy, and a space is specifically left for the date.

13.02 An undated proxy accompanied by an envelope bearing a postmark shall be deemed to be dated as of the date of the postmark.

13.03 An undated proxy, not accompanied by an envelope bearing a postmark, shall not be valid, unless a majority of the inspectors of election agree otherwise.

13.04 A dated proxy, or an undated proxy accompanied by an envelope bearing a postmark, shall be deemed later than an undated proxy not accompanied by an envelope bearing a postmark, (if, in the latter case, such proxy is validated).

13.05 Where the vote of any shareholder is in doubt because a dated proxy with an envelope has been submitted as well as an undated proxy with an envelope, both proxies shall be deemed to be dated as of the date of the respective envelope postmark.

13.06 Where proxies from the same shareholder bear the same date or are construed under this Section XIII to bear the same date, and the vote of such shareholder is in doubt, the proxy bearing the latest postmark date and hour on the accompanying envelope shall be deemed the later; if in such case the postmark hours are also identical they shall be acceptable only for purposes of a quorum.

13.07 If the signature on the proxy and the date on the proxy are in different colors of ink or in ink and pencil, the proxy shall be valid only if accompanied by its postmarked envelope and the date of the postmark shall be the date of the proxy.

13.08 Assuming validity, an undated proxy received by telecommunication, facsimile or other reliable transmission shall be dated the date of facsimile or transmission.

XIV. CONFLICT OF LAW

14.01 In case of any conflict of law with respect to the validity of proxies, as between the law of the state in which the proxy is executed and the law of the State of New York, the law of the State of New York shall govern, irrespective of conflict of laws.